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                                                                 Exhibit 10.5(b)


                        LONG TERM INCENTIVE GUIDELINES
                        ------------------------------

The following Long Term Incentive Guidelines have been established to reward The Timberland Company's (the "Company") senior management team members through the award of stock options pursuant to the Company's 1987 Stock Option Plan.

- Employees eligible to receive stock options pursuant to these Guidelines will include (i) the Chief Executive Officer and the Chief Operating Officer of the Company; (ii) those employees of the Company who hold the title Senior Vice President; (iii) those employees of the Company who hold the title Vice President or who are Vice President level executive officers (i.e., job grade 9); and (iv) such other employees, if any, of the Company or its subsidiaries as the Compensation Committee may designate from time to time (collectively, (i) - (iv) are "Eligible Employees").

- Management will recommend, for adoption by the Compensation Committee at its September 9, 1994 meeting, a cumulative earnings per share target ("EPS Target") for the four year period covering the years 1994 through 1997.

- Management will recommend that the Compensation Committee award stock options to Eligible Employees on the following terms.

- The number of stock options recommended to be awarded will be based on individual performance and a specified grade level. (Eligible employees will be assigned a grade level (1 through 4) according to their level of responsibility (1 being the highest level).) The grade level and individual performance ratings of the Eligible Employees will be determined by the Company's management, in its sole discretion, subject to the approval of the Compensation Committee.


- The table below indicates the number of stock options which are recommended to be awarded based on individual performance rating at the respective grade levels.

----------------------------------------------------------------------------
         Did Not Meet      Meeting Some     Meeting All    Exceeding All
Level    Expectations      Expectations    Expectations    Expectations
----------------------------------------------------------------------------
----------------------------------------------------------------------------
 1            0               20,000           30,000          45,000
----------------------------------------------------------------------------
 2            0               10,000           15,000          20,000
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 3            0                6,000            9,000          12,000
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 4            0                2,500            4,000           5,500
----------------------------------------------------------------------------


- Stock options awarded in accordance with these Guidelines would vest in four equal annual installments of 25% each, beginning with the first anniversary date of the grant (100% vesting would occur after four years). In the event the cumulative EPS Target is attained (as determined by the Compensation Committee in its sole discretion) prior to the end of the four year vesting period: (i) full vesting will occur upon the attainment of such EPS Target as so determined and (ii) the Compensation Committee will consider the grant of additional stock options to Eligible Employees (see explanation below).

EXAMPLE:
A stock option to purchase 4,000 shares is awarded on September 9, 1994 with a 4 year cumulative EPS Target of $10.
The EPS Target is met ($10) on December 31, 1996, 2 years after the date of award.

RESULT:
The 4,000 option shares are 100% vested on December 31, 1996 (after 2 years) when the cumulative EPS Target is met. (1,000 shares would have vested at September 9, 1995, 1,000 would have vested on September 9, 1996 and the balance (2,000) vested early because the cumulative EPS Target was met prior to the end of the four year vesting period.)
The Compensation Committee will consider awarding additional stock options according to these Guidelines.

- The Compensation Committee, in its sole discretion, may establish new cumulative EPS Targets for stock options awarded after September 9, 1994.

- All stock options will be awarded in accordance with all the terms and conditions of the Company's 1987 Stock Option Plan.